Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

ARLO TECHNOLOGIES, INC.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED BYLAWS

OF

ARLO TECHNOLOGIES, INC.

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of Arlo Technologies, Inc. (the “Corporation”) in the State of Delaware and the name of the registered agent at such address shall be as set forth in the certificate of incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

1.2 OTHER OFFICES

The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, as designated by the Board (or its designee). The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (“DGCL”) and Section 2.9 below.

2.2 ANNUAL MEETING

(a) The annual meeting of stockholders, for the purpose of election of directors and for such other business as may be properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board (or its designee). Any annual meeting of stockholders may be postponed, rescheduled or cancelled by the Board, or any director or officer of the Corporation to whom the Board delegates such authority, at any time before or after notice of such meeting has been given to stockholders. Nominations of persons for election to the Board and proposals of other business to be considered by the stockholders may be made at an annual meeting of stockholders:

(i) pursuant to the Corporation’s notice of meeting of stockholders (or any supplement thereto);

(ii) by or at the direction of the Board (or a duly authorized committee thereof);

(iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 2.2(b) of these amended and restated bylaws (as may be amended and/or restated from time to time, the “Bylaws”) and who is a stockholder of record at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the procedures and requirements set forth in this Section 2.2; or

(iv) with respect to nominations to be included in the Corporation’s proxy materials, by an Eligible Stockholder (as defined in Section 2.2(l)) who meets the requirements of, and complies with, the procedures in Section 2.2(l) for proxy access.

For the avoidance of doubt, Sections 2.2(a)(iii) and 2.2(a)(iv) shall be the exclusive means for a stockholder to make nominations and submit other business before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under the DGCL, the Certificate of Incorporation and the Bylaws, and only such nominations shall be made and such other business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(a)(iii), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.2(b)(iii) and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 2.2(c). In addition to all of the information required by Section 2.2(b)(iv), such stockholder’s notice shall include as to each nominee such stockholder proposes to nominate at the meeting:

(A) the name, age, business address and residence address of such nominee;

(B) the principal occupation or employment of such nominee;

(C) the class or series and number of shares of each class or series of capital stock of the Corporation that are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares;

(D) the date or dates on which such shares were acquired and the investment intent of such acquisition;

(E) the questionnaire, representation and agreement required by Section 2.2(e), completed and signed by such nominee; and

(F) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed or provided to the Corporation pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”) (including such person’s written consent to being named in a proxy statement, associated proxy card and other filings as a nominee and to serving as a director if elected).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or to serve on any committee or sub-committee of the Board, in either case under any applicable stock exchange listing requirements, applicable law or the Policies (as defined below). The number of nominees a stockholder may nominate for election at an annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute or alternate nominees unless the stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with this Section 2.2, in the case of an annual meeting, or Section 2.3, in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by the Bylaws with respect to nominees for director).

(ii) For business other than nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(a)(iii), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.2(b)(iii), and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 2.2(c). In addition to all of the information required by Section 2.2(b)(iv), such stockholder’s notice shall include as to each matter such stockholder proposes to bring before the meeting:

(A) a brief description of the business desired to be brought before the meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment);

(C) the reasons for conducting such business at the meeting; and

(D) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent.

(iii) To be timely, the written notice required by Sections 2.2(b)(i) or 2.2(b)(ii) must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.2(b)(iii) in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held (or deemed to have been held), notice by the stockholder to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the later of the close of business on (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.

In no event shall an adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given, or for which a public announcement of the date of the meeting has been made by the Corporation, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Sections 2.2(b)(i) or 2.2(b)(ii) shall also include, as of the date of the notice and as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any affiliate or associate of either the foregoing stockholder or beneficial owner, directly or indirectly (each, a “Proponent” and collectively, the “Proponents”):

(A) the name and address of each Proponent, including, if applicable, such name and address as they appear on the Corporation’s books and records;

(B) the class, series and number of shares of each class or series of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 2.2(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Proponent has a right to acquire beneficial ownership whether immediately or at any time in the future);

(C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the Corporation, other than a revocable proxy given in response to a proxy solicitation made to ten or more persons) between or among any Proponent and/or any other persons (including their names) including without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable;

(D) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting, and that such stockholder (or a qualified representative (as defined below) thereof) intends to appear at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.2(b)(ii));

(E) a representation whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and a representation as to whether the Proponents intend or are part of a group which intends to:

(1)

deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the proposal or elect the nominee;

(2)	otherwise solicit proxies or votes from stockholders in support of such proposal or nomination; and/or

(3)	solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the 1934 Act;

(F) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions;

(G) a certification regarding whether each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the Corporation; and

(H) any other information relating to each Proponent required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

(c) A stockholder providing the written notice required by Sections 2.2(b)(i) or 2.2(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information (other than the representations required by Section 2.2(b)(iv)(E)) provided or required to be provided in such notice is true and correct in all material respects as of:

(i) the record date for the determination of stockholders entitled to notice of the meeting;

(ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 2.2 or is rendered invalid as a result of any inaccuracy therein.

In the case of an update and supplement pursuant to Section2.2(c)(i), such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to Section 2.2(c)(ii), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting (or if there are fewer than two business days between the date for the meeting, or the date of the immediately preceding adjournment or postponement thereof, and the date for the adjourned or postponed meeting, not later than the day prior to such adjourned or postponed meeting).

(d) Notwithstanding anything in Section 2.2(b)(iii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ten days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.2(b)(iii), a stockholder’s notice required by this Section 2.2 and that complies with the requirements in Section 2.2(b)(i), other than the timing requirements in Section 2.2(b)(iii), shall also be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(e) To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under Section 2.2(a)(iii) or Section 2.3(c)(ii), each Proponent must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.2(b)(iii), 2.2(d) or 2.3(c), as applicable) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (in the form provided by the Secretary within ten days following a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary within ten days following written request therefor by a stockholder of record) that such person:

(i) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that (A) has not been disclosed in the questionnaire or (B) could limit or interfere with such person’s ability to comply with such person’s fiduciary duties under applicable law;

(ii) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or a nominee that has not been disclosed in such questionnaire;

(iii) would be in compliance, if elected as a director of the Corporation (and a statement as to whether such person, if elected, intends to comply with), all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 2.2(e) (together, the “Policies”); and

(iv) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(f) Notwithstanding anything to the contrary in the Bylaws, unless otherwise required by applicable law, in the event that any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to one or more proposed nominees and (ii) subsequently fails to:

(A) comply with the requirements of Rule 14a-19 promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the next sentence); or

(B) inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two business days after the occurrence of such change;

then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

(g) If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence sufficient to demonstrate that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

(h) Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board or any authorized committee thereof shall not be deemed (for purposes of Section 2.2(a)(i) or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to Section 2.2(a)(iii) and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under Section 2.3(c).

(i) A person, other than a person nominated by an Eligible Stockholder who meets the requirements of, and complies with, the procedures in Section 2.2(l) for proxy access, shall not be eligible for election or re-election as a director at an annual meeting unless the person is nominated in accordance with Section 2.2(a)(ii) or Section 2.2(a)(iii) and in accordance with the procedures and requirements set forth in Section 2.2(b), Section 2.2(c), Section 2.2(d), Section 2.2(e) and Section 2.2(f), as applicable. Only such business shall be conducted at any annual meeting of the stockholders of the Corporation as shall have been brought before the meeting in accordance with Section 2.2(a) and in accordance with the procedures and requirements set forth in Section 2.2(b), Section 2.2(c) and Section 2.2(f), as applicable.

(j) Except as otherwise required by applicable law, and subject to the supervision, direction and control of the Board, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in the Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act) and, if any proposed nomination or business is not in compliance with the Bylaws, or the Proponent does not act in accordance with the representations required in this Section 2.2, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received.

(k) Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.

(l) Proxy Access for Director Nominations.

(i) Subject to the provisions of this Section 2.2(l), for nominations for the election to the Board to be properly brought before an annual meeting by a stockholder and included in the Corporation’s proxy statement for an annual meeting pursuant to Section 2.2(a)(iv) of these Bylaws, the stockholder must deliver a written notice as set forth in Section 2.2(l)(vi) to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.2(l)(ii) (a “Proxy Access Notice”). The Corporation shall include in its proxy statement or on its form of proxy and ballot, as applicable (collectively, its “proxy materials”) for an annual meeting of stockholders, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (a “Proxy Access Nominee”) to the Board by a stockholder that satisfies, or by a group of no more than 40 stockholders that satisfy, the requirements of this Section 2.2(l) (such stockholder or group of stockholders being an “Eligible Stockholder”) and that expressly elects at the time of providing a Proxy Access Notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.2(l). The “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the 1934 Act, and (B) if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Proxy Access Nominee’s candidacy (the “Statement”). To be timely, the Required Information must be received by the Secretary within the time period specified in this Section 2.2(l) for providing the Proxy Access Notice. Notwithstanding anything to the contrary contained in this Section 2.2(l), the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes (1) is materially false or misleading or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (2) would violate any applicable law, regulation or listing standard, or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or association, without factual foundation, with respect to any person. Nothing in this Section 2.2(l) shall limit the Corporation’s ability to solicit against and include in its proxy materials or any other soliciting materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.

(ii) To be timely, a stockholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year (or deemed to be held), the Proxy Access Notice, to be timely, must be delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting for which notice has been given, or for which a public announcement of the date of the meeting has been made by the Corporation, commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.

(iii) The maximum number of Proxy Access Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 2.2(l), or if such amount is not a whole number, the closest whole number; provided, however, that the maximum number shall be reduced by:

(A) any Proxy Access Nominees who were submitted by an Eligible Stockholder as nominations for inclusion in the Corporation’s proxy materials pursuant to this Section 2.2(l) but are subsequently either withdrawn or nominated by the Board as nominees of the Board;

(B) any nominees recommended or unopposed by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with the acquisition of stock from the Corporation by such stockholder or group of stockholders); and

(C) any nominees who were previously elected to the Board as Proxy Access Nominees (or pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders as set forth in Section 2.2(l)(i) above) at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board. In the event that, for any reason, one or more vacancies occurs on the Board after the deadline for submitting a Proxy Access Notice but before the date of the annual meeting of stockholders, and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Proxy Access Nominees shall be calculated based on the number of directors as so reduced.

In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.2(l) exceeds the maximum number allowed under this Section 2.2(l)(iii), each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the capital stock of the Corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation and confirmed by the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) An Eligible Stockholder must have owned (as defined below) continuously for at least three years (the “Required Period”) that number of shares of capital stock of the Corporation as shall constitute 3% or more of the voting power of all of the then-outstanding shares of voting stock of the Corporation entitled to vote generally at an election of directors (the “Required Shares”) as of both (A) a date within seven days prior to the date of the Proxy Access Notice and (B) the record date for determining stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 2.2(l), (1) the shares of the capital stock of the Corporation owned by one or more stockholders, or by the person(s) who own(s)

shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed 40, and (2) a group of funds under common investment and management control (two or more funds referred to under this clause (2), collectively, a “Qualifying Fund”) shall be treated as one stockholder or person for this purpose if such stockholder provides documentation reasonably satisfactory to the Corporation that demonstrates satisfaction of such criteria. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.2(l)(iv), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.2(l) and no shares may be attributed as owned by more than one person constituting an Eligible Stockholder under this Section 2.2(l). For the avoidance of doubt, if a group of stockholders (including a group of funds within a Qualifying Fund) aggregates ownership of shares in order to meet the Required Shares threshold under this Section 2.2(l), any and all requirements for an Eligible Stockholder under this Section 2.2(l) (except that the minimum voting power requirement necessary to meet the Required Shares threshold shall apply to the ownership of the group in the aggregate), including the minimum holding period, shall apply to each member of such group of stockholders and/or funds within the Qualifying Fund and a breach of any obligation, agreement or representation under this Section 2.2(l) by any member of such group shall be deemed a breach by the Eligible Stockholder. Should any stockholder withdraw from a group that is an Eligible Stockholder at any time prior to the annual meeting of stockholders, the Eligible Stockholder shall be deemed to own only those shares held by the remaining group.

(v) For purposes of this Section 2.2(l), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which such stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case, which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition of the shares and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (I) the person has loaned such shares, provided that the person has the power to recall such loaned shares at any time on no more than three business days’ notice and has recalled such shares as of the date of the Proxy Access Notice and will hold them through the date of the annual meeting; or (II) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(vi) Within the time period specified in this Section 2.2(l) for providing the Proxy Access Notice, an Eligible Stockholder must deliver the following information in writing to the Secretary at the principal executive offices of the Corporation:

(A) the information, representations and agreements that would be required with respect to the nomination of directors pursuant to Section 2.2(a)(iii) (including, without limitation, Section 2.2(b)(iv) with the exception of Section 2.2(b)(iv)(E) as if the Proxy Access Nominee were being nominated in accordance with Section 2.2(a)(iii);

(B) the written consent of each Proxy Access Nominee to being named in the proxy statement as a nominee (and to the disclosure therein of the related information) and to serving as a director if elected;

(C) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Required Period verifying that, as of a date within seven days prior to the date of the Proxy Access Notice, the Eligible Stockholder owns, and has owned continuously for the Required Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(D) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(E) a representation that the Eligible Stockholder:

(1)

acquired all of the Required Shares or other securities of the Corporation held by the Eligible Stockholder in the ordinary course of business and not with the intent to change or influence control at the Corporation and does not presently have such intent;

(2)	intends to appear in person or through a qualified representative at the annual meeting to present the nomination;

(3)	has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 2.2(l);

(4)

has not engaged and will not engage in, and has not and will not be a participant in, another person’s solicitation in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee or a nominee of the Board;

(5)	will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;

(6)

has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements make, in light of the circumstances under which they were made, not misleading; and

(7)

in the case of a nomination by an Eligible Stockholder that is composed of a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;

(F) a description of all direct and indirect compensation and other material monetary and other material agreements, arrangements, relationships and understandings during the preceding three years, between or among the Eligible Stockholder (including any members of any group) and its, his, her or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Proxy Access Nominee(s), and its, his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including but not limited to all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder (including any members of any group), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the Proxy Access Nominee were a director or executive officer of the registrant;

(G) in the case of any Eligible Stockholder that is a Qualifying Fund, documentation reasonably satisfactory to the Corporation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each fund constituting the Qualifying Fund otherwise meets the requirements set forth in this this Section 2.2(l); and

(H) an undertaking that the Eligible Stockholder agrees to:

(1)	own the Required Shares through the date of the annual meeting;

(2)

assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;

(3)

indemnify and hold harmless (jointly and severally with all other group members in the case of an Eligible Stockholder group) the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this this Section 2.2(l);

(4)	comply with all laws and regulations applicable to any solicitation in connection with the annual meeting or in connection with any other actions taken pursuant to this this Section 2.2(l);

(5)

file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication;

(6)	provide any additional information reasonably requested by the Corporation to verify the Eligible Stockholder’s ownership of the Required Shares; and

(7)

in the event that any information included in the Proxy Access Notice or in any other communication by the Eligible Stockholder or the Proxy Access Nominee with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.2(l)(iv), to promptly (and in any event within two business days of discovering such defect) notify the Secretary of the Corporation of such defect and of the information that is required to correct any such defect; provided, however, that any such notice shall not be deemed to cure any such defect or to limit the remedies available to the Corporation for such defect or to permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee.

(vii) Within the time period specified in this this Section 2.2(l) for delivering the Proxy Access Notice, a Proxy Access Nominee must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such Proxy Access Nominee consistent with the requirements of Section 2.2(e) and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement that the Proxy Access Nominee:

(A) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that (1) has not been disclosed in the questionnaire or (2) could limit or interfere with such person’s ability to comply with such person’s fiduciary duties under applicable law or with the Policies;

(B) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or a nominee that has not been disclosed in such;

(C) is not and has not been subject to any event specified in Rule 506(d) of Regulation D under the 1933 Act;

(D) is not and has not been, within the past three years, an officer or director of, employed by or otherwise affiliated with a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(E) would be in compliance, if elected as a director of the Corporation (and a statement as to whether such person, if elected, intends to comply with), all Policies, as well as any applicable law, rule or regulation or listing requirement;

(F) would qualify as independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”); and

(G) would qualify as (1) independent under the audit committee independence requirements set forth in the listing standards of any stock exchange applicable to the Corporation and any applicable rules of the Securities and Exchange Commission, (2) a “non-employee director” under Rule 16b-3 under the 1934 Act and (3) an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986 (or any successor provision).

Within the time period specified in this Section 2.2(l) for delivering the Proxy Access Notice, the Proxy Access Nominee shall provide all information necessary for the Board to verify whether such Proxy Access Nominee satisfies the Applicable Independence Standards and is qualified under the standards listed in Section 2.2(l)(vii)(G) above at the request of the Corporation, the Proxy Access Nominee must submit, completed and signed, all questionnaires and certifications required of the Corporation’s directors. The Corporation may request such additional information as necessary to permit the Board to verify whether each Proxy Access Nominee is independent under the Applicable Independence Standards or is qualified under the standards listed Section 2.2(l)(vii)(G) above.

(viii) Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Proxy Access Nominee pursuant to this Section 2.2(l) for the next two annual meetings.

(ix) The Corporation shall not be required to include, pursuant to Section 2.2(l), any Proxy Access Nominee in its proxy materials and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation for any meeting of stockholders:

(A) in the event that the Secretary receives a notice that a stockholder has nominated a person for election to the Board pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.2(b)(i);

(B) if the Eligible Stockholder who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a nominee of the Board;

(C) who is not independent under the Applicable Independence Standards, or who is or becomes a party to any agreement, arrangement or understanding with any person or entity that would compromise the Proxy Access Nominee’s ability to fulfill his or her duties as an independent director or who does not qualify as (1) independent under the audit committee independence requirements set forth in the listing standards of any stock exchange applicable to the Corporation and any applicable rules of the Securities and Exchange Commission, (2) a “non-employee director” under Rule 16b-3 under the 1934 Act and (3) an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986 (or any successor provision), as determined by the Board;

(D) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, or any applicable law, rule or regulation or with the Policies;

(E) who is or has been, within the past three years, an officer or director of, employed by or otherwise affiliated with a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(G) whose service as a member of the Board would require that the Corporation report a transaction as specified under paragraph (a) of Item 404 of Regulation S-K under the 1934 Act;

(H) who is subject to any event specified in Rule 506(d) of Regulation D under the 1933 Act;

(I) if such Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation with respect to such nomination that, as of the date provided, was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board; or

(J) if the Eligible Stockholder or applicable Proxy Access Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Proxy Access Nominee or fails to comply with its obligations pursuant to this Section 2.2(l).

(x) Notwithstanding anything to the contrary set forth herein, the Board or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (A) the Proxy Access Nominee(s) and/or the applicable Eligible Stockholder has or have breached its or their obligations, agreements or representations under this Section 2.2(l), as determined by the Board or the person presiding at the annual meeting of stockholders, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.2(l).

(xi) Other than with respect to nominations made in accordance with Rule 14a-19 under the 1934 Act and Sections 2.2 and 2.3 these Bylaws, this Section 2.2(l) shall be the exclusive method for stockholders to include nominees for election to the Board in the Corporation’s proxy materials. For purposes of this Section 2.2(l), the Board, a committee of the Board, or any officer of the Corporation designated by the Board or committee thereof, shall have the power and authority to interpret this Section 2.2(l) and to make any and all determinations necessary and advisable to apply the provisions of this Section 2.2(l). Any such determination shall be made in good faith.

(m) For purposes of Section 2.2 and Section 2.3:

(i) “affiliates” shall have the meaning set forth in Rule 405 under the 1933 Act.

(ii) “associates” shall have the meaning set forth in Rule 405 under the 1933 Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

(iii) “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

(iv) “Derivative Transaction” shall mean any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation;

(B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation;

(C) the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the Corporation; or

(D) that provides the right to vote (other than a revocable proxy given in response to a proxy solicitation made to 10 or more persons) or increase or decrease the voting power of, such Proponent, , directly or indirectly, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner, manager or managing member.

(v) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the Corporation’s investor relations website.

(vi) A “qualified representative” of a stockholder shall mean (A) a duly authorized officer, manager, trustee or partner of such stockholder or (B) a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be provided to the Secretary of the Corporation at least five business days prior to the meeting of stockholders.

2.3 SPECIAL MEETING

(a) Special meetings of the stockholders of the Corporation may only be called in the manner provided in the Certificate of Incorporation. Any special meeting of stockholders previously scheduled by the Board may be postponed, rescheduled or cancelled by the Board, or any director or officer to whom the Board has delegated such authority, at any time before or after notice of such meeting has been given to stockholders.

(b) The Board (or its designee) shall determine the date and time of such special meeting. Upon determination of the date, time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected:

(i) by or at the direction of the Board or a duly authorized committee thereof or

(ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph and who is a stockholder of record at the time of the special meeting, who is entitled to vote at the meeting and who complies with Sections 2.2(b)(i), 2.2(b)(iv), 2.2(c), 2.2(e) and 2.2(f).

The number of nominees a stockholder may nominate for election at a special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Sections 2.2(b)(i) and 2.2(b)(iv) shall be received by the Secretary at the principal executive offices of the Corporation not earlier 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such meeting or (B) the tenth day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. The stockholder shall also update and supplement such information as required under Section 2.2(c). In no event shall an adjournment or a postponement (or the public announcement thereof) of a special meeting for which notice has been given, or for which a public announcement of the date of the meeting has been made by the Corporation, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with Section 2.3(c)(i) or Section 2.3(c)(ii). Except as otherwise required by applicable law, and subject to the supervision, direction and control of the Board, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and requirements set forth in the Bylaws and, if any proposed nomination is not in compliance with the Bylaws (including, without limitation, compliance with Rule 14a-19 under the 1934 Act), or if the Proponent does not act in accordance with the representations required in Section 2.2, to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received.

Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nomination is set forth (as applicable) in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the Corporation.

(e) Notwithstanding the foregoing provisions of Sections 2.2 and 2.3, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Sections 2.2 and 2.3, and any failure to comply with such requirements shall be deemed a failure to comply with Sections 2.2 or 2.3, as applicable; provided, however, that, to the fullest extent not prohibited by applicable law, any references in the Bylaws to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Sections 2.2(a)(iii) and 2.3(c). Nothing in the Bylaws shall be deemed to affect any rights of holders of any class or series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provision of the Certificate of Incorporation.

2.4 NOTICE TO STOCKHOLDERS; EXCEPTION TO REQUIREMENTS OF NOTICE

(a) Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, notice of each meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting. Such notice shall specify the date, time and place, if any, of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting, and, in the case of special meetings, the purpose or purposes of the meeting. Notice shall be deemed given as provided in Section 232 of the DGCL.

(b) Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by applicable law, notice to stockholders for purposes other than stockholder meetings may be given by U.S. mail or courier service, facsimile or by electronic mail or other means of electronic transmission in accordance with Section 232 of the DGCL.

(c) An affidavit of notice, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Whenever notice is required to be given under the applicable law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws to any stockholder, and such stockholder has received (i) notice of two consecutive annual meetings, or (ii) at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, having been mailed such notice addressed to such person at such person’s address as shown on the records of the Corporation and such notice having been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then-current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The foregoing exception in subsection (i) to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

(g) Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or the Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.

2.5 QUORUM; VOTE REQUIRED

(a) The holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Unless a different or minimum vote is provided by law or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast on such matter, voting affirmatively or negatively (excluding abstentions and broker non-votes), shall be the act of the stockholders. Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote in the election of directors.

2.6 ADJOURNED MEETING

(a) Any meeting of stockholders, whether annual or special, may be adjourned from time to time, whether or not a quorum is present, either by the chairperson of the meeting or by the stockholders by the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes).

(b) When a meeting is adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and may vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are (i) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (ii) set forth in the notice of meeting given in accordance with Section 2.4. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

2.7 VOTING RIGHTS

For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares stand on the stock records of the Corporation on the record date shall be entitled to vote at any meeting of stockholders. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL. Voting at meetings of stockholders need not be by written ballot. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.8 LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER

The Corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect all of the stockholders entitled to vote as of the tenth day before the meeting date. Nothing contained in this Section 2.8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation.

In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation.

2.9 DELIVERY TO CORPORATION

Whenever Section 2.2 or 2.3 requires one or more persons (including a record or beneficial owner of capital stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

2.10 ORGANIZATION

(a) At every meeting of stockholders, a person designated by the Board shall act as chairperson of the meeting of stockholders. If no chairperson of the meeting of stockholders is so designated, then the Chairperson of the Board, or if no Chairperson has been appointed, is absent or refuses to act, the Chief Executive Officer, or if no Chief Executive Officer is then serving or the Chief Executive Officer is absent or refuses to act, the President, or, if the President is absent or refuses to act, a chairperson of the meeting chosen by the stockholders by the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes), shall act as chairperson of the meeting of stockholders. A person designated by the Board shall act as secretary of the meeting. If no secretary of the meeting is designated, then the Secretary, or, in the Secretary’s absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b) The Board shall, if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

(c) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

3.1 POWERS

The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, the Certificate of Incorporation or these Bylaws to be exercised or done by the stockholders.

3.2 NUMBER OF DIRECTORS

Subject to the rights of the holders of any Preferred Stock of the Corporation to elect additional directors under specified circumstances, the authorized number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.

No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in the Certificate of Incorporation or Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

3.4 RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock of the Corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and any director so chosen shall hold office until such director’s successor is elected and qualified.

3.5 DIRECTOR MEETINGS; NOTICE

(a) Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place, if any, within or outside of the State of Delaware that has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board.

(b) Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place, if any, within or without the State of Delaware as designated and called by the Chairperson of the Board, the Lead Independent Director, the Chief Executive Officer, the President or by a majority of the directors then in office.

(c) Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of the time and place, if any, of all special meetings of the Board shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other means of electronic transmission at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid, at least three days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in any such notice. Notwithstanding any provision of these Bylaws to the contrary, for any meeting of the Board relating in whole or part to a Chief Executive Officer succession event (a “Succession Event”) or a potential Succession Event, notice of such meeting shall be deemed adequately delivered when transmitted by facsimile or other electronic transmission, or given by telephone or hand delivery, in each case, at least one hour before such meeting.

(e) At every meeting of the directors, the Chairperson of the Board shall act as chairperson of the meeting. If a Chairperson has not been appointed or is absent, the Chief Executive Officer (if a director), or, if no Chief Executive Officer is then serving or the Chief Executive Officer is absent, the President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in the Secretary’s absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

3.6 QUORUM; VOTING

At all meetings of the Board, a majority of the Whole Board (as defined below) shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided for under this Section 3.6, by the DGCL, by the Bylaws or by the Certificate of Incorporation. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum. Notwithstanding any provision of these Bylaws to the contrary, for any meeting of the Board relating in whole or part to a Succession Event or a potential Succession Event, a number of directors equal to the Reduced Quorum (as defined below) shall constitute a quorum for all purposes at such meeting and the act of a majority of the directors present at such meeting at which there is a quorum shall be the act of the Board. The term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships. The term “Reduced Quorum” shall mean the greater of (a) three directors, or (b) the fewest number of directors that comprises at least one-third of the Whole Board; provided, however, that in no event shall the Reduced Quorum be greater than a majority of the Whole Board.

3.7 WAIVER OF NOTICE

Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

3.8 ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, such consents shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.11 REMOVAL OF DIRECTORS

Directors may be removed in accordance with the Certificate of Incorporation.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one or more committees of the Board as may be permitted by applicable law. Such committees shall consist of one or more members of the Board and to the extent permitted by applicable law and provided in the resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation.

4.2 TERM

The Board, subject to any requirements of any outstanding series of preferred stock and the provisions of Section 4.1, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such committee member’s death, such person’s resignation from the committee or on such date that the committee member, for any reason, is no longer a member of the Board. The Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.3 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.4 MEETINGS AND ACTION OF COMMITTEES

Unless the Board shall otherwise provide, regular meetings of any committee appointed pursuant to this Article IV shall be held at such times and places, if any, as are determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at such place, if any, that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place, if any, of such special meeting given in the manner provided for the giving of notice to members of the Board of the time and place, if any, of special meetings of the Board. Unless otherwise provided by the Board in the resolutions authorizing the creation of the committee, the presence of a majority of the members of the committee then serving shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by the affirmative vote of a majority of the members present at a meeting of the committee at which a quorum is present.

ARTICLE V

OFFICERS

5.1 OFFICERS

The officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

5.3 SUBORDINATE OFFICERS

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by the Board. Any officer may resign at any time upon written notice or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the Corporation shall be filled by the Board.

5.6 CHAIRPERSON OF THE BOARD

The Chairperson of the Board, if such an officer be elected, shall exercise and perform such powers and duties customarily associated with the office and shall also perform such other duties and have such other powers as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws.

5.7 VICE CHAIRPERSON OF THE BOARD

The Vice Chairperson of the Board, if such an officer be elected, shall exercise and perform such powers and duties customarily associated with the office and shall also perform such other duties and have such other powers as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws.

5.8 CHIEF EXECUTIVE OFFICER

The Chief Executive Officer, if any, shall, subject to the supervision, direction and control of the Board, have general supervision, direction and control of the business and affairs of the Corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in the Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board.

5.9 PRESIDENT

In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Chief Executive Officer or the Chairperson.

5.10 VICE PRESIDENT

In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairperson, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

5.11 SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Section 2.8 of these Bylaws.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.12 CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

The Chief Financial Officer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

5.13 ASSISTANT SECRETARY

The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.14 ASSISTANT TREASURER

The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.15 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.

ARTICLE VI

INDEMNITY

6.1 RIGHT TO INDEMNIFICATION IN PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHTS OF THE CORPORATION

Subject to Section 6.3, the Corporation shall indemnify, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (as defined below), or is otherwise involved in such Proceeding other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or executive officer (for the purposes of Section 6.1 and Section 6.2, “executive officer” has the meaning defined in Rule 3b-7 promulgated under the 1934 Act) of the Corporation, or is or was a director or executive officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 RIGHT TO INDEMNIFICATION IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION

Subject to Section 6.3, the Corporation shall indemnify, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or executive officer of the Corporation, or is or was a director or executive officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against all expense (including attorneys’ fees) actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any Proceeding as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

6.3 AUTHORIZATION OF INDEMNIFICATION

Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or executive officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Such determination shall be made, with respect to a person who is a director or executive officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders (but only if a majority of the directors who are not parties to such Proceeding, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination). Any person or persons having the authority to act on the matter on behalf of the Corporation shall make such determination, with respect to former directors and executive officers. To the extent, however, that a present or former director or executive officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding, such person shall be indemnified against expenses all expense (including attorneys’) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

6.4 GOOD FAITH DEFINED

For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 6.4 shall mean any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2, as the case may be.

6.5 ENFORCEMENT

Without the necessity of entering into an express contract, all rights to indemnification and advances to current and former directors and executive officers under this Article VI will be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such director or executive officer. Any right to indemnification or advancement of expenses granted by this Article VI to a current or former director or executive officer will be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if:

(a) the claim for indemnification or advancement of expenses is denied, in whole or in part,

(b) no disposition of a claim for indemnification is made within 60 days of request therefor, or

(c) no disposition of a claim for an advance is made within 30 days of request therefor.

The indemnitee in such enforcement action, if successful in whole or in part, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, will be entitled to be paid also the expense of prosecuting or defending the claim to the fullest extent permitted by the DGCL.

In (i) any suit brought to enforce a right to indemnification hereunder (but not in a suit brought to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.

Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct. In any suit brought by a current or former director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise is on the Corporation.

6.6 EXPENSES PAYABLE IN ADVANCE

Expenses incurred by a current or former director or executive officer in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such current or former director or executive officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Notwithstanding anything to the contrary in this Article VI, the Corporation shall not make or continue to make advancements of expenses pursuant to this Section 6.6 to a former director of the Corporation or current or former executive officer of the Corporation if the Board determines that the facts known at such time demonstrate clearly and convincingly that such person did not act in good faith or in a manner such person reasonably believed to be in or not opposed to be best interests of the Corporation.

6.7 NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

6.8 INSURANCE

To the fullest extent permitted by the DGCL, the Corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this this Article VI, whether or not the Corporation would have the power or obligation to indemnify such person against such liability under the provisions of this Article VI or otherwise.

6.9 CERTAIN DEFINITIONS

For purposes of this Article VI, the following definitions apply:

(a) The term “Proceeding” is to be broadly construed and includes, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent Corporation, or is or was a director or officer of such constituent Corporation serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving Corporation as such person would have with respect to such constituent Corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(c) References to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan.

6.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11 AMENDMENTS

Any repeal or modification of this Article VI is only prospective and does not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding against any current or former director or executive officer of the Corporation.

6.12 LIMITATION ON INDEMNIFICATION

Notwithstanding anything contained in this Article VI to the contrary, the Corporation shall not be obligated to indemnify any director or officer in connection with a Proceeding (or part thereof) initiated by such person unless (a) such Proceeding (or part thereof) was authorized or consented to by the Board or (b) the Proceeding (or part thereof) is initiated to enforce rights to indemnification or advancement of expenses as provided under Section 6.5 or is a compulsory counterclaim brought by such person.

6.13 INDEMNIFICATION OF EMPLOYEES AND AGENTS

The Corporation may, to the extent permitted by law, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and executive officers of the Corporation.

ARTICLE VII

CONTRACTS AND INSTRUMENTS; REPRESENTATION OF SHARES OF OTHER CORPORATIONS

7.1 CHECKS

From time to time, the Board (or its designee) shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board (or its designee), except as otherwise provided in applicable law or these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument (including, without limitation, any bonds, debentures and other corporate securities (other than such corporate securities covered by Section 7.3) in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board (or its designee) or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Unless otherwise specifically determined by the Board or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document by or on behalf of the Corporation may be effected manually, by facsimile or (to the extent not prohibited by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Unless otherwise directed by the Board, the Chief Executive Officer, the President or any other person authorized by the President is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares and other securities of or interests in any other corporation(s) or entities standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

SHARES OF STOCK

8.1 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation (including, without limitation, the Chairperson, Chief Executive Officer, President, any Vice President, the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation) representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.2 SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.3 LOST CERTIFICATES

Except as provided in this Section 8.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4 TRANSFERS

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

8.5 DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.6 FIXING RECORD DATES

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote in accordance with the provisions of this Section 8.6(a).

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

8.7 REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.8 ADDITIONAL POWERS OF THE BOARD

In addition to, and without limiting, the powers set forth in the Bylaws, the Board shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the DGCL, other applicable law, the Certificate of Incorporation and the Bylaws. The Board may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE IX

GENERAL

9.1 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation or any other entity and a natural person.

9.2 FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.

9.3 SEAL

This Corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE X

AMENDMENTS

The Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend, alter or repeal the Bylaws of the Corporation upon the Board. The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation upon the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class; provided, however, that, except as otherwise required by law or by the Certificate of Incorporation with respect to any vote of the holders of any class or series of stock of the Corporation, the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 3.11, Article VI or Article X of these Bylaws.

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